Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Employee Stock Option and Incentive Plan of MCF Corporation of our report dated March 26, 2003, with respect to the consolidated financial statements of MCF Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/S/    ERNST & YOUNG LLP

San Francisco, California

September 22, 2003